UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934


                          Date of Report: June 28, 2004


                         GALYAN'S TRADING COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                          Commission File No. 000-32911

                Indiana                                      35-1529720
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization                       Identification No.)


           One Galyans Parkway
           Plainfield, Indiana                                 46168
(Address of principal executive offices)                     (Zip Code)


                                 (317) 612-2000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.     Other Events.

On June 15, 2004, Galyan's Trading Company, Inc., an Indiana corporation (the "Company"), entered into an Amendment No. 1 to Employment Agreement (the "Amendment") with C. David Zoba, the Company's Executive Vice President, General Counsel, and Secretary. The Amendment modifies the Employment Agreement, dated as of October 1, 2003, between the Company and Mr. Zoba.

On June 15, 2004, the Company entered into a Resignation and General Release Agreement (the "Wozniak Resignation") with Edward S. Wozniak, the Company's Senior Vice President and Chief Financial Officer. On the same day, the Company also entered into a Resignation and General Release Agreement (the "Whitehead Resignation") with Edward J. Whitehead, the Company's Senior Vice President, Marketing.

The Amendment, the Wozniak Resignation, and the Whitehead Resignation are filed as exhibits to this report and incorporated herein by reference.



Item 7.     Exhibits.

Exhibit No.        Description of Exhibit
-----------        ----------------------

99.1 Amendment No. 1 to Employment Agreement, dated as of June 15, 2004, between the Company and C. David Zoba.

99.2 Resignation and General Release Agreement, dated as of June 15, 2004, between the Company and Edward S. Wozniak.

99.3 Resignation and General Release Agreement, dated as of June 15, 2004, between the Company and Edward J. Whitehead.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GALYAN'S TRADING COMPANY, INC.


Date:  June 28, 2004                  By: /s/ C. DAVID ZOBA
                                          --------------------------------------
                                          C. David Zoba
                                          Executive Vice President, General
                                          Counsel and Secretary


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